Exhibit 10.1

Execution Copy	CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY
CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

LICENSE AGREEMENT

by and between

MONOSOL RX, LLC

and

cynapsus THERAPEUTICS INC.

Dated as of April 1, 2016

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

LICENSE AGREEMENT

This LICENSE AGREEMENT (together with any Schedules hereto, this “Agreement”) is entered into as of April 1, 2016 (the “Effective Date”) by and between MonoSol Rx, LLC, a Delaware limited liability company (“Licensor”), and Cynapsus Therapeutics Inc., a Canadian corporation (“Licensee”). Licensor and Licensee are sometimes referred to hereinafter individually as a “Party” and collectively as the “Parties.”

RECITALS:

A.          Licensor owns patented and trade secret proprietary technology related to film-based drug delivery systems which includes orally soluble film strips containing active pharmaceutical ingredients.

B.          Licensee owns patented technology related to the film based drug delivery of the active pharmaceutical ingredient, Apomorphine, and desires to develop and commercialize a sublingual film product in the Territory (as defined below) containing Apomorphine.

C.          Licensee wishes to obtain an exclusive right and license under the Licensed Patents (as defined below) in connection with the development and commercialization of the Product (as defined below) in the Field (as defined below) in the Territory and Licensor desires to grant such an exclusive right to Licensee, pursuant to the terms and subject to the conditions set forth in this Agreement.

D.          In consideration of the mutual representations, warranties and covenants contained herein, the Parties agree as follows:

SECTION 1. INTERPRETATION AND CONSTRUCTION; DEFINITIONS

1.1          Certain Definitions. As used herein, the following terms shall have the following meanings:

1.1.1           “505(b)(2) NDA” means a new drug application submitted pursuant to the requirements of the FDA under 21 U.S.C. § 355(b)(2) of the Act, and any equivalent application submitted in any country in the Territory pursuant to any similar abbreviated route of approval together, in each case, with all additions, deletion or supplements thereto.

1.1.2           “Act” means, as applicable, the United States Federal Food, Drug, and Cosmetic Act of 1938, as amended (21 U.S.C. §§ 301 et seq.).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.1.3           “Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. As used in this definition of Affiliate, “control” and, with correlative meanings, the terms “controlled by” and “under common control with,” shall mean to possess the power to direct the management or policies of a Person, whether through: (a) direct or indirect beneficial ownership of fifty percent (50%) or more of the voting interest in such entity; (b) the right to appoint fifty percent (50%) or more of the directors of such entity; or (c) by contract or otherwise. The Parties acknowledge and agree that under no circumstances shall the term “Affiliate” as defined herein mean as to either Party, for any purpose, any (i) Venture Entity having, directly or indirectly, an interest in or controlling, alone or with others, such Party, or (ii) other Persons in which such Venture Entity have an interest or are controlled by, controlling or are under common control with such Person, unless such Party directly possesses the power to control and direct management of such other Persons.

1.1.4           “Agreement” has the meaning set forth in the Preamble of this Agreement.

1.1.5           “ANDA” means an abbreviated new drug application submitted pursuant to the requirements of the FDA under 21 U.S.C. § 355(j) of the Act, and any equivalent application submitted in any country in the Territory pursuant to any similar abbreviated route of approval together, in each case, with all additions, deletions or supplements thereto.

1.1.6           “API” means the active pharmaceutical ingredient Apomorphine and any salts, prodrugs, derivatives and analogues thereof alone or in combination with any antiemetic.

1.1.7           “Applicable Law” means all laws, rules and regulations, including any rules, regulations, guidelines, or other requirements of Regulatory Authorities, applicable to the Development, Commercialization or Supply of the Product, as the case may be, that may be in effect from time to time in any country in the Territory.

1.1.8            “Bankruptcy Event” means the occurrence of any of the following with respect to a Party: (a) such Party files in any court or agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization (except for the purposes of a bona fide amalgamation or other reorganization); (b) such Party files for an arrangement or for the appointment of a receiver or trustee of such Party or of its assets; (c) such Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not be dismissed within sixty (60) days after the filing thereof; or (d) such Party is dissolved or liquidated, or (e) such Party shall make an assignment for the benefit of its creditors.

2

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.1.9           “Business Combination” means, with respect to a Party: (a) a transaction or series of related transactions that results in the sale or other disposition of all or substantially all of such Party’s assets which relate to this Agreement; or (b) a merger or consolidation in which such Party is not the surviving corporation or in which, if such Party is the surviving corporation, the shareholders of such Party immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, possess, directly or indirectly through one or more intermediaries, a majority of the voting power of all of the surviving entity’s outstanding stock and other securities and the power to elect a majority of the members of such Part’s board of directors; or (c) a transaction or series of related transactions if the shareholders of such Party immediately prior to the initial such transaction do not, immediately after consummation of such transaction or any of such related transactions, own, directly or indirectly through one or more intermediaries, stock or other securities of the entity that possess a majority of the voting power of all of such Party’s outstanding stock and other securities and the power to elect a majority of the members of such Party’s board of directors.

1.1.10         “Business Day” means any day other than a Saturday or Sunday on which banking institutions in New York, New York, United States are open for business.

1.1.11         “Calendar Quarter” means the three (3) month period in any given calendar year ending on March 31, June 30, September 30 and December 31.

1.1.12         “Commercialization” means any and all activities directed to the making, marketing, promoting, distributing offering for sale, selling, importation and exportation of the Product. When used as a verb, “Commercialize” means to engage in Commercialization.

1.1.13         “Competitive Infringement” has the meaning set forth in Section 8.2.1.

1.1.14         “Confidential Information” has the meaning set forth in Section 5.1.

1.1.15         “Confidentiality Agreement” means that certain Confidentiality Agreement between Licensee and Licensor dated as of February 24, 2015.

1.1.16         “Control” or “Controlled” means, with respect to any Intellectual Property, the possession (whether by ownership, license or sublicense, other than by a license, sublicense or other right granted (but not assignment) pursuant to this Agreement) by a Party (or its Affiliate) of the ability to assign or grant to the other Party the licenses, sublicenses or rights to access and use such Intellectual Property as provided for in this Agreement, without violating the terms of any agreement or other arrangement with any third Party in existence as of the time such Party would be required hereunder to grant such license, sublicense, or rights of access or use.

1.1.17         “CPA Firm” has the meaning set forth in Section 3.10.

3

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.1.18         “CTA” means a clinical trial authorization application submitted pursuant to the requirements of the EMA under Applicable Law, and any equivalent application submitted in any country in the Territory, in each case, with all additions, deletion or supplements thereto.

1.1.19         “Development” means pre-clinical and clinical drug development activities conducted by or on behalf of Licensee which occur prior to or as a condition of Regulatory Approval including, among other things: test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, development-stage manufacturing, cGMP audits, cGCP audits, cGLP audits, analytical method validation, manufacturing process validation, cleaning validation, scale-up, quality assurance/quality control development, statistical analysis and report writing, pre-clinical and clinical studies, regulatory filing submissions and pre-approvals, and regulatory affairs related to the foregoing. When used as a verb, “Develop” means to engage in Development.

1.1.20         “Disclosing Party” has the meaning set forth in Section 5.1.

1.1.21         “Drug Product” means a drug product as defined in 21 C.F.R. § 314.3 for administration to human subjects.

1.1.22         “Effective Date” has the meaning set forth in the Preamble of this Agreement.

1.1.23         “EMA” means the European Medicines Agency, and any of its successor agencies or departments.

1.1.24         “FDA” means the United States Food and Drug Administration, and any of its successor agencies or departments.

1.1.25         “Field” means the indications in humans of: (a) the acute, intermittent treatment of hypomobility, “off” episodes associated with Parkinson’s disease in patients that have motor fluctuations; (b) restless leg syndrome; and (c) erectile dysfunction.

1.1.26          “GAAP” means United States generally accepted accounting principles, consistently applied.

1.1.27         “Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

4

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.1.28         “IFRS” means accounting standards issued by the International Accounting Standards Board.

1.1.29         “Indemnitee” has the meaning set forth in Section 6.3.1.

1.1.30         “Indemnitor” has the meaning set forth in Section 6.3.1.

1.1.31         “Intellectual Property” means all: (a) all patents, patent applications including provisional applications and statutory invention registrations, including reissues, divisions, continuations, continuations-in-part, and reexaminations and all inventions disclosed therein; (b) copyrightable works, copyrights in works of authorship of any type, including computer software and industrial designs, registrations and applications for registration thereof; (c) trade secrets, know-how, processes, specifications, product designs, descriptions of the manufacturing process and equipment and all other manufacturing information, engineering and other manuals and drawings, standard operating procedures, flow diagrams, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data, technical information, data, research records, supplier lists and similar data and information and other material confidential or proprietary technical, business and other information; (d) any and all rights of application regarding any of the foregoing; and (e) rights to sue and recover damages or obtain injunctive relief for infringement, or misappropriation thereof.

1.1.32         “Licensed Patents” means all patents and patent applications in the Territory, in each case owned or Controlled by Licensor or its Affiliates as of the Effective Date or at any time during the Term, including any continuations, continuations-in-part, divisions, or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing, or as applicable portions thereof or individual claims therein, which would be infringed, absent a license or other right to practice granted under such patents and patent applications, by the Development or Commercialization of the Product in the Territory. Except for inadvertent inaccuracies and/or omissions, the Licensed Patents existing as of the Effective Date are set forth in Schedule 1.1B attached hereto.

1.1.33         “Licensee” has the meaning set forth in the Preamble to this Agreement.

1.1.34         “Licensee Indemnitees” has the meaning set forth in Section 6.2.

1.1.35         “Licensor” has the meaning set forth in the Preamble to this Agreement.

1.1.36         “Licensor Indemnitees” has the meaning set forth in Section 6.1.

5

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.1.37         “Losses” means any and all damages, awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including, without limitation, court costs, interest and reasonable fees of attorneys, accountants and other experts), together with all documented out-of-pocket costs and expenses incurred in complying with any judgments, orders, decrees, stipulations, investigations and injunctions that arise from or relate to a Third Party Claim.

1.1.38         “Major Market” means the United States, the European Union or Japan.

1.1.39          “Material Decline” has the meaning set forth in Section 3.3.3.

1.1.40         “NDA” means a new drug application submitted pursuant to the requirements of the FDA under 21 U.S.C. § 355(b)(1) of the Act, and any equivalent application submitted in any country in the Territory, in each case, with all additions, deletion or supplements thereto.

1.1.41         “Net Sales” means, for any period of determination, with respect to the Product sold by Licensee (or any Affiliate, successor, sublicensee, subcontractor or agent of Licensee or sublicensee), the aggregate gross sales for such Product by Licensee (or any Affiliate, successor, sublicensee, subcontractor or agent of Licensee or Sublicensee) on an arms-length basis from Third Parties in the Territory during such period, less the following deductions applied on a per Unit basis:

(a)              trade discounts, including cash and quantity discounts or rebates, credits or refunds;

(b)              allowances or credits granted upon claims or returns;

(c)              charges included in the gross sales price for freight, insurance, transportation, postage, and handling of the Product;

(d)              customs duties, sales, excise and use taxes and any other governmental charges (including value added tax) paid in connection with the transportation, distribution, use or sale of the Product (but excluding what is commonly known as income taxes);

(e)              rebates and chargebacks or retroactive price reductions made to federal, state or local governments (or their agencies), or any Third Party payor, administrator or contractor, including managed health organizations; and

(f)              commissions related to import, distribution or promotion of the Product paid to Third Parties (specifically excluding any amounts paid to sales personnel, sales representatives and sales agents who are employees or consultants of, or members of a contract sales force engaged by or on behalf of, Licensee or its Affiliates or sublicensees).

6

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

For the avoidance of doubt, any sale of the Product by Licensee (or any Affiliate, successor, sublicensee, subcontractor or agent of Licensee or sublicensee) to another of these entities for resale by such entity to a Third Party shall not be deemed a sale for purposes of this definition of Net Sales.

Further, transfers or dispositions of the Product: (i) in connection with patient assistance programs; (ii) for charitable or promotional purposes; (iii) for preclinical, clinical, regulatory or governmental purposes or under so-called “named patient” or other limited access programs; or (iv) for use in any tests or studies reasonably necessary to comply with any Applicable Law or request by a Regulatory Authority shall not, in each case of (i) through (iv), be deemed sales of the Product for purposes of this definition of Net Sales.

The amounts of any deductions accrued pursuant to this Section shall be determined from books and records maintained in accordance with GAAP or IFRS, as the case may be, as required by the accounting standards organization in the jurisdiction of the Licensee, and shall only be deducted once and only to the extent not otherwise deducted from the aggregate amount invoiced.

1.1.42         “Party” or “Parties” has the meaning set forth in the Preamble to this Agreement.

1.1.43         “Patent Infringement Claims” has the meaning set forth in Section 8.3.

1.1.44         “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other legal entity or organization, including a government or political subdivision, department or agency of a government.

1.1.45         “Phase III Studies” means Phase III clinical studies conducted by or on behalf of Licensee showing additional therapeutic benefits of the Product as indicated with data on the labels and/or required for a Regulatory Approval Application.

1.1.46         “Product” means any Drug Product in a dosage form for oral administration, which Drug Product contains API as an active pharmaceutical ingredient.

1.1.47         “Product Patent” has the meaning set forth in Section 8.1.2.

7

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.1.48         “Quarterly Royalty Reports” has the meaning set forth in Section 3.5.

1.1.49         “Receiving Party” has the meaning set forth in Section 5.1.

1.1.50         “Reference Listed Drug” means a listed Drug Product identified by FDA, or similar Regulatory Authority outside of the United States, as a Drug Product upon which an applicant may rely in seeking approval of any Regulatory Approval Application.

1.1.51         “Regulatory Approval” means any approvals (including applications therefore, supplements and amendments thereto and pricing and reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority, necessary for the Development, Commercialization, Supply, manufacture, testing, labeling, packaging, or shipping of the Product in the Territory, including the 505(b)(2) NDA, NDA, any sNDA and CTA for the Products.

1.1.52         “Regulatory Approval Application” means any filings submitted to the FDA, EMA or similar Regulatory Authority outside of the United States or Europe, including any 505(b)(2) NDA, NDA, sNDA, CTA and any equivalent application submitted in any country pursuant to any similar route of approval together, in each case, with all additions, deletion or supplements thereto, for Regulatory Approval of the Products in the Territory.

1.1.53         “Regulatory Authority” means any national, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental authority in the Territory involved in the granting of approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations for the marketing, sale, manufacturing, testing, labeling, storage, handling, packaging, shipping or supply of Drug Products, including the FDA and EMA.

1.1.54          “sNDA” means a Supplemental NDA, which is an application for an already approved NDA for the Product for any changes in packaging, labeling, dosages, formulations, new indications, or additional therapeutic benefit which has been filed with the FDA under the Act to obtain Regulatory Approval in the United States or with a similar Regulatory Authority outside of the United States, including all amendments and supplements thereto and all data and documentation submitted to the applicable Regulatory Authority in connection therewith.

1.1.55         “Term” has the meaning set forth in Section 7.1.

1.1.56         “Territory” means worldwide.

1.1.57         “Third Party” means any Person other than Licensor and Licensee and their respective Affiliates or successors.

8

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.1.58         “Third Party Claims” has the meaning set forth in Section 6.1.

1.1.59         “Unit” shall mean a single dosage strip of the Product, in an individual foil pouch, for sample or sale.

1.1.60         “Upfront Milestone Payments” has the meaning set forth in Section 3.1.1.

1.1.61         “Venture Entity” shall mean a Person for which its primary business is the investment of capital in other Persons, and shall explicitly exclude any Person which markets, sells, promotes, develops or manufactures Drug Products and any Person for which its primary business is owning or Controlling Intellectual Property.

SECTION 2. License

2.1          License Granted to Licensee. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and its Affiliates, and Licensee and its Affiliates accept:

2.1.1           an exclusive, limited, royalty-bearing license, with the right to grant sublicenses (subject to Section 2.1.3) under the Licensed Patents to Develop and Commercialize the Product in the Field in the Territory; and

2.1.2           Licensor covenants and agrees with Licensee that during the Term Licensor will not Develop or Commercialize, and will not grant any license or similar right with respect to the Product to any Affiliate or Third Party to Develop or Commercialize, the Product in the Field. For greater certainty, during the Term Licensor will not Develop or Commercialize, or license to a Third Party, any Licensed Patents to Develop or Commercialize the API, alone or in combination with another active agent, for any human use within the Field.

2.1.3           Licensee shall have the right to sublicense the license rights set forth in this Section 2.1 to any Affiliate and to a Third Party subject to Licensor’s prior written consent, which will not be unreasonably withheld. Notwithstanding the foregoing, the Licensee shall have the right to subcontract (and grant related sublicenses) for the manufacture of the Products with up to two (2) Third Parties (at any one time) without Licensor’s prior written consent. Upon request, Licensee shall provide the names of the subcontract manufacturers to Licensor.

2.2          No Implied Licenses; Negative Covenant. Except as expressly set forth in this Agreement, Licensee shall not acquire any license or other Intellectual Property interest, by implication or otherwise, under any Intellectual Property Controlled by Licensor or its Affiliates. Licensee shall, not, nor shall it permit any of its Affiliates or permitted sublicensees to, practice the Licensed Patents licensed to it by Licensor outside the scope of the license granted to it under this Agreement.

9

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2.3          Licensor Retained Rights.   Any rights of Licensor not expressly granted to Licensee under the provisions of this Agreement shall be retained by Licensor. Licensor, except as set forth in Section 2.1.2, shall retain the right to exploit the Licensed Patents for purposes outside of scope of the license granted in Section 2.1 anywhere in the world, without any duty to account to Licensee or obtain Licensee’s consent for such exploitation.

2.4          Clarification of Rights.         The Parties acknowledge that the Licensed Patents are "intellectual property" for purposes of Section 365(n) of the U.S. Bankruptcy Code and that Licensee will have the right to exercise all rights provided by Section 365(n) with respect to the Licensed Patents.

SECTION 3. PAYMENTS AND REPORTS

3.1          Milestone Payments.

3.1.1           Upfront Milestone Payments. In consideration for the license granted herein by Licensor, Licensee shall pay to Licensor the following one-time non-refundable payments (the “Upfront Milestone Payments”):

Milestone Payment (U.S. Dollars)	Date Payment Due
$5,000,000.00	Upon execution of this Agreement.
$4,000,000.00	On December 1, 2016.
$5,000,000.00	On the earlier to occur of: (a) the filing of a NDA for the Product by Licensee; or (b) June 30, 2017.

3.1.2           Ongoing Milestone Payments. In addition to the Upfront Milestone Payments, Licensee shall pay to Licensor the following one-time non-refundable payments:

Milestone Payment (U.S. Dollars)		Date Payment Due
	$4,000,000.00	On the earlier to occur of: (a) submission of a Regulatory Approval Application to any Regulatory Authority within the European Union; or (b) December 1, 2018.
$	[**]	On the earlier to occur of: (a) the first day of Product availability at a pharmacy in the United States; or (b) six (6) months after the approval of the NDA by the FDA.
$	[**]	On the earlier to occur of: (a) the first day of Product availability at a pharmacy in the European Union: or (b) six (6) months after the approval of the CTA by the EMA or a European Union member county.

10

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.1.3           Sales Milestone Payments. Licensee shall pay to Licensor the following one-time non-refundable sales milestone payments; provided, however, that in no event shall two (2) sales milestone payments be due and payable by Licensee in the same calendar year:

Milestone Payment (U.S. Dollars)		Date Payment Due
$	[**]	Upon the achievement of $[**] in Net Sales of the Product within a calendar year within the Territory.
$	[**]	Upon the achievement of $[**] in Net Sales within a calendar year within the Territory.
$	[**]	Upon the achievement of $[**] in Net Sales within a calendar year within the Territory.

3.1.4           In the event any Business Combination or Product licensing event involving Licensee occurs within ninety (90) calendar days of the Effective Date, then, upon the consummation of such Business Combination or Product licensing event, Licensee shall immediately pay to Licensor any remaining Upfront Milestone Payments and Licensee shall continue to be obligated to pay all other milestone payments as set forth in this Section 3.1 and all royalty payments as set forth in Section 3.3 as and when due.

3.1.5           In the event any Business Combination involving Licensee occurs prior to March 31, 2017 but more than ninety (90) calendar days after the Effective Date, then, upon the consummation of such Business Combination, Licensee shall pay to Licensor the final Upfront Milestone Payment upon the earlier to occur of (1) the filing of an NDA for the Product and (2) March 31, 2017 and Licensee shall continue to be obligated to pay all other milestone payments as set forth in this Section 3.1 and all royalty payments as set forth in Section 3.3 as and when due.

3.2          Notice; Payment. Licensee shall deliver written notice to Licensor of the achievement of any other milestone event set forth in Section 3.1.1, or 3.1.2 upon achievement of the applicable milestone event by Licensee or its Affiliates together with the payment of the associated milestone payment. Licensee shall deliver written notice to Licensor of the achievement of any milestone event set forth in Section 3.1.3 within thirty (30) days after the achievement of the applicable milestone event by Licensee or its Affiliates together with the payment of the associated milestone payment.

11

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.3          Royalties.

3.3.1           Subject to Section 3.4, from the Effective Date through December 31, 2024, and in addition to any payments set forth in Section 3.1, Licensee or its Affiliates during such time shall pay to Licensor an amount equal to [**] percent ([**]%) of the quarterly Net Sales of the Product in the Territory.

3.3.2           Subject to Section 3.4, from January 1, 2025 until the termination of this Agreement, Licensee or its Affiliates, in consideration of the rights granted to Licensee under Section 2.1.1 and/or 2.1.2, as applicable, shall pay to Licensor an amount equal to [**] percent ([**]%) of the quarterly Net Sales of the Product in the Territory, provided that in respect of any jurisdiction or jurisdictions in the Territory, Licensee may terminate its rights with respect to the Licensed Patents upon one hundred and eighty (180) days prior written notice to Licensor. In such event Licensee or its Affiliates shall cease to be obligated to pay to Licensor an amount equal to [**] percent ([**]%) of the quarterly Net Sales of the Product in such jurisdiction or jurisdictions. Licensor will have no further obligations under this Agreement in jurisdictions where Licensee is not paying and/or ceases to pay a royalty after January 1, 2025.

3.3.3           Notwithstanding Section 3.3.2, from January 1, 2025 until the termination of this Agreement, in the event that Net Sales of the Product in any jurisdiction or jurisdictions in the Territory suffer a Material Decline as the result of either (i) the entry of a non-authorized generic of the Product in film into such jurisdiction or jurisdictions or (ii) off-label prescribing of the Product in film impacting sales of branded Rx scripts for the Product in film outside the Field, the Licensor shall agree to the reduction of the royalty rate specified in Section 3.3.2 with respect to such jurisdiction or jurisdictions from [**] percent ([**]%) to [**] percent ([**]%). In order to access the rights provided under this Section 3.3.3 and/or Section 7.2.3, the Licensee shall provide to the Licensor a written report detailing the Material Decline in Net Sales and the reasons therefor, which report shall be subject to verification by Licensor. For the purpose of this Section 3.3.3 and Section 7.2.3, Material Decline shall mean a reduction in Net Sales of the Product in any jurisdiction of more than twenty percent (20%) in the current twelve month period compared to the preceding twelve month period (the “Material Decline”). The revised royalty rate contemplated by this Section 3.3.3 shall take effect for the Calendar Quarter immediately following the delivery of the written report and Licensor’s verification thereof, specified above.

12

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.3.4           Notwithstanding anything contained herein to the contrary, any payment due and payable by Licensee in accordance with this Section 3.3 shall be paid to Licensor on a quarterly basis within thirty (30) days after the end of the applicable Calendar Quarter.

3.4          Minimum Royalty. Notwithstanding anything set forth in this Agreement to the contrary, as of January 1, 2020, the minimum annual royalty payment due and payable by Licensee to Licensor shall be [**] Dollars ($[**]).

3.5          Royalty Reports and Payments. During the Term, Licensee shall submit quarterly royalty reports (“Quarterly Royalty Reports”) to Licensor within thirty (30) days following the end of each Calendar Quarter, provided that in respect of the final quarter of the year, Licensee shall have sixty (60) days in which to submit the required Quarterly Royalty Report. Each Quarterly Royalty Report shall cover the most recently completed Calendar Quarter and shall show: (a) the aggregate gross and Net Sales of the Product during the most recently completed Calendar Quarter including reasonable detail with respect to the calculation of Net Sales such as, Units sold, discounts, credits and other components in the calculation of Net Sales; (b) the royalties, in U.S. dollars, payable with respect to such Net Sales; and (c) with respect to the Quarterly Royalty Report for the fourth Calendar Quarter of each year, any true-up required. Each Quarterly Royalty Report shall be accompanied by the payment shown as due on such Quarterly Royalty Report.

3.6          Manner of Payment. All sums due under this Agreement shall be payable in U.S. dollars by bank wire in immediately available funds to such bank account(s) as Licensor shall designate in writing. All overdue amounts due to Licensor hereunder shall bear interest at the rate equal to one and one half percent (1.5%) per month or at the highest rate permitted by Applicable Law, whichever is less.

3.7          Bartering Prohibited. Licensee and its Affiliates and subcontractors shall not solicit or accept any bartered goods or services in exchange for the sale or transfer of the Product.

3.8          Taxes and Withholding. Except with respect to the calculation of Net Sales, all payments under this Agreement will be made without any deduction or withholding for or on account of any tax, duties, levies, or other charges unless such deduction or withholding is required by Applicable Law. If Licensee is so required to deduct or withhold, Licensee will: (a) notify Licensor of such requirement in writing; (b) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required; and (c) forward to Licensor an official receipt (or certified copy) or other documentation reasonably acceptable to Licensor evidencing such payment to such authorities.

13

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.9          Accounting. All financial terms and standards defined or used in this Agreement for sales or activities occurring in the Territory shall be governed by and determined in accordance with GAAP or IFRS, as the case may be, as required by the accounting standards organization in the jurisdiction of the Licensee, including the calculation of Net Sales and royalties due Licensor hereunder; provided that when the actual results become known relative to any accrued amount, any difference between the actual results and the accrual is reported and accounted for in the next payment due hereunder (subject to customary processing periods). To the extent that the difference between such accruals and the actual results has led to an underpayment, Licensee shall pay Licensor the amount of such underpayment on the next date payment is due to Licensor hereunder. To the extent that the difference between such accruals and the actual results has led to an overpayment to Licensor, Licensee may set-off such overpayments against subsequent payments to be made to Licensor; additionally, if any overpayments remain upon the expiration or termination of this Agreement, Licensor shall refund such overpayments to Licensee within thirty (30) days of receiving an invoice for such overpayment together with applicable supporting documentation.

3.10        Record Keeping; Audits. Licensee and its Affiliates shall keep books and accounts of record in connection with Net Sales of the Product in sufficient detail to permit accurate determination of all figures necessary for verification of royalties to be paid hereunder. Licensee and its Affiliates shall maintain such records for a period of at least three (3) years after the end of the Calendar Quarter in which they were generated; provided, however, that if any records are in dispute and Licensee has received written notice from Licensor of the records which are in dispute, Licensee and its Affiliates shall keep such records until the later of three (3) years or until such dispute is resolved. No more than once every calendar year, upon reasonable advance written notice to Licensee, Licensor will have the right to engage a nationally recognized public accounting firm chosen by Licensor and reasonably acceptable to Licensee (which accounting firm will not be the external auditor of Licensor, will not have been hired or paid on a contingency basis and will have experience auditing pharmaceutical companies) (a “CPA Firm”) to conduct an audit of such books and records of Licensee to determine the correctness of the amount of royalties paid to Licensor under the terms of this Agreement. The CPA Firm will be given access to and will be permitted to examine such books and records of Licensee as it will reasonably request, upon thirty (30) days’ prior written notice having been given by Licensor, during regular business hours, for the sole purpose of determining compliance with the Net Sales royalty provisions of this Agreement. Prior to any such examination taking place, the CPA Firm will enter into a confidentiality agreement reasonably acceptable to Licensee and Licensor with respect to the Confidential Information to which they are given access and will not contain in its report or otherwise disclose to Licensor or any Third Party any information labeled by Licensee as being confidential customer information regarding pricing or other competitively sensitive proprietary information. Licensor and Licensee will be entitled to receive a full written report of the CPA Firm with respect to its findings and Licensor will provide, without condition or qualification, Licensee with a copy of the report, or other summary of findings, prepared by such CPA Firm promptly following Licensor’s receipt of same. In the event of any dispute between Licensor and Licensee regarding the findings of any such inspection or audit, the Parties will initially attempt in good faith to resolve the dispute amicably between themselves, and if the Parties are unable to resolve such dispute within thirty (30) days after delivery to both Parties of the CPA Firm’s report, each Party will select an internationally recognized independent certified public accounting firm (other than the CPA Firm), and the two firms chosen by the Parties will choose a third internationally recognized independent certified public accounting firm which will resolve the dispute, and such accounting firm’s determination will be binding on both Parties absent manifest error by such accounting firm. All costs and expenses of such auditor incurred in connection with performing any such audit shall be paid by Licensor unless such audit discloses an underpayment of at least five percent (5%), in which case Licensee shall bear such costs and expenses.

14

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.11        Underpayments and Overpayments. If an audit conducted pursuant to 3.10 reveals that any additional royalty payments were due to Licensor under this Agreement, then Licensee shall pay to Licensor such additional royalty payments within thirty (30) days of the date Licensee receives written notice of such underpayment from Licensor. If an audit conducted pursuant to Section 3.10 reveals that Licensor was paid royalties in excess of those royalties due to Licensor under this Agreement, then Licensee shall, at its election, be entitled to: (a) a refund of such amount within thirty (30) days of the date Licensor receives written notice of such overpayment from Licensee; or (b) deduct such amount from the next royalty payment due Licensor under this Agreement.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1          Representations, Warranties and Covenants of Each Party. Each Party hereby represents and warrants as of the Effective Date to the other Party as follows:

4.1.1           Corporate Existence, Power, and Authority. Such Party: (a) is duly formed and in good standing under the laws of the jurisdiction of its formation; (b) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; and (c) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

4.1.2           Binding Agreement. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

15

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.1.3           Compliance with Applicable Law. All necessary consents, approvals and authorizations of all Regulatory Authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations as of the Effective Date hereunder have been obtained.

4.1.4           No Conflict with Applicable Law. The execution and delivery of this Agreement, the performance of such Party’s obligations hereunder, and any actions or omissions of such Party related to the activities contemplated hereunder and the circumstances surrounding this Agreement: (a) do not and will not conflict with or violate any Applicable Law or any provision of the articles of incorporation, bylaws or other governing charter documents of such Party; and (b) do not and will not conflict with, violate, or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

4.1.5           No Conflict with Agreement. Each Party agrees not to engage in any action that is in violation or inconsistent with the terms and conditions of this Agreement or that interferes with the consummation of the transactions contemplated under this Agreement.

4.1.6           Bankruptcy; Insolvency. Neither Party is aware of any action or petition, pending or otherwise, for bankruptcy or insolvency of such Party or its Affiliates or subsidiaries in any state, country or other jurisdiction, and it is not aware of any facts or circumstances that could result in such Party becoming or being declared insolvent, bankrupt or otherwise incapable of meeting its obligations under this Agreement as they become due in the ordinary course of business.

4.2          Additional Licensor Representations, Warranties and Covenants. Licensor represents, warrants and covenants to Licensee as follows:

4.2.1           Right to Grant License. Licensor and its Affiliates have the right to grant the licenses granted to Licensee herein, and except in connection with commercial lending arrangements, Licensor owns all right, title and interest in and to, or has a license, sublicense or otherwise permission to use and license, the Licensed Patents, as of the Effective Date, free and clear of any liens, charges and encumbrances.

4.2.2           Third Party Agreements. Except in connection with commercial lending arrangements, neither Licensor nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of Licensee’s rights under this Agreement.

4.2.3           No Legal Action against Licensor. Licensor is not a party to, nor to Licensor’s knowledge is Licensor threatened with, any legal or equitable action, recall or withdrawal, or under active investigation by or before any Governmental Authority, arbitrator, Regulatory Authority, which is reasonably likely to adversely affect its ability to execute and deliver this Agreement or fully and timely perform its covenants, duties and obligations set forth herein.

16

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.2.4           Patent Rights. To Licensor’s knowledge , the Licensed Patents listed in Schedule 1.1B are valid and subsisting, in full force and effect, and have not been canceled, expired, or abandoned. Schedule 1.1B may be amended to correct inadvertent inaccuracies and/or omissions subsequent to execution of this Agreement. The accuracy and completeness of Schedule 1.1B is based on records of Licensor’s patent attorney’s docket system or as publically available at certain databases on the internet. No review of actual files has been conducted.

4.2.5           Licensed Patents. Following the Effective Date, upon notice from Licensee, Licensor shall provide annually to Licensee an update on any patents and published patent applications constituting Licensed Patents.

4.2.6           Compliance with Applicable Law. During the Term, Licensor shall comply with and maintain in force all licenses, consents, permits and authorizations necessary to perform its obligations under this Agreement.

4.3          Additional Licensee Representations, Warranties and Covenants. Licensee further represents, warrants and covenants to Licensor that:

4.3.1           Third Party Agreements. As of the Effective Date, neither Licensee nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of Licensor’s rights under this Agreement.

4.3.2           No Legal Action Against Licensee. As of the Effective Date, Licensee is not a party to, nor to Licensee’s knowledge is Licensee threatened with, any legal or equitable action or under active investigation by or before any court, arbitrator, administrative agency or other tribunal which is reasonably likely to adversely affect its ability to execute and deliver this Agreement or fully and timely perform its covenants, duties and obligations set forth herein.

4.3.3           Compliance with Applicable Law. During the Term, Licensee shall comply with and maintain in force all licenses, consents, permits and authorizations necessary to perform its obligations under this Agreement.

4.3.4           Responsibilities. Licensee shall have sole responsibility for the Development and Commercialization of the Product and all regulatory activities associated with the Product.

17

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.4          Disclaimer. EACH PARTY HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN NOT EXPRESSLY MADE IN THIS AGREEMENT TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAWS, INCLUDING WITH RESPECT TO THE PRODUCT OR THE LICENSED PATENTS LICENSED OR GRANTED UNDER THIS AGREEMENT, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE. FOR THE AVOIDANCE OF DOUBT, NOTHING CONTAINED IN THIS SECTION 4.4 SHALL OPERATE TO LIMIT OR INVALIDATE ANY EXPRESS WARRANTY CONTAINED HEREIN OR ANY IMPLIED WARRANTY OF GOOD FAITH AND/OR FAIR DEALING.

SECTION 5. CONFIDENTIAL INFORMATION

5.1          General. Pursuant to the terms of this Agreement, each of Licensor and Licensee (in such capacity, the “Disclosing Party”) has disclosed and will be disclosing to the other Party, and to the Affiliates, officers, directors, employees, agents and/or representatives of each (in such capacity, the “Receiving Party”) certain secret, confidential or proprietary data, and related information, including, without limitation, technical, scientific, business and other information, data, materials and the like relating to drug applications, patent applications, products, processes, formulations, manufacturing technology, samples, operating methods and procedures, marketing, manufacturing, distribution and sales methods and systems, sales figures, pricing policies and price lists and other business information (“Confidential Information”). The Receiving Party shall make no use of any Confidential Information of the Disclosing Party except in the exercise of its rights and the performance of its obligations set forth in this Agreement. The Receiving Party: (a) shall keep and hold as confidential, and shall cause its officers, directors, employees, agents and representatives to keep and hold as confidential, all Confidential Information of the Disclosing Party; and (b) shall not disclose, and shall cause its Affiliates, officers, directors, employees, agents and representatives not to disclose, any Confidential Information of the Disclosing Party. Confidential Information disclosed by the Disclosing Party shall remain the sole and absolute property of the Disclosing Party, subject to the rights granted in this Agreement or Applicable Law.

5.2          Prior Confidentiality Agreement. As of the Effective Date, the terms of this Section 5 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties (or their Affiliates) relating to the subject of this Agreement, including the Confidentiality Agreement, which is hereby terminated. Any information disclosed pursuant to any such prior agreement shall be deemed Confidential Information for purposes of this Agreement.

18

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

5.3          Exceptions. The above restrictions set forth in Section 5.1 on the use and disclosure of Confidential Information shall not apply to any information which: (a) is already known to the Receiving Party at the time of disclosure by the Disclosing Party, as demonstrated by competent proof (other than as a result of prior disclosure under any agreement between the Parties with respect to confidentiality); (b) is or becomes generally known or available to the public other than through any act or omission of the Receiving Party in breach of this Agreement (or any other agreement between the Parties with respect to confidentiality); (c) is acquired by the Receiving Party from a Third Party who is not directly or indirectly under an obligation of confidentiality to the Disclosing Party with respect to same, or (d) is developed independently by the Receiving Party without the use, direct or indirect, of the Disclosing Party’s Confidential Information. In addition, nothing in this Section 5 shall be interpreted to limit the ability of either Party to disclose its own Confidential Information to any other Person on such terms and subject to such conditions as it deems advisable or appropriate.

5.4          Permitted Disclosures. It shall not be a breach of Section 5.1 if a Receiving Party discloses Confidential Information of a Disclosing Party: (a) pursuant to Applicable Law, including securities laws applicable to a public company, to any Regulatory Authority or the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or other Governmental Authority; or (b) in a judicial, administrative or arbitration proceeding to enforce such Party’s rights under this Agreement; provided, however, that the Receiving Party (i) provides the Disclosing Party with as much advance written notice as possible of the required disclosure, (ii) reasonably cooperates with the Disclosing Party in any attempt to prevent, limit or seek confidential treatment for the disclosure and (iii) discloses only the minimum amount of Confidential Information necessary for compliance.

5.5          Confidential Terms. Each Party acknowledges and agrees that the terms and conditions of this Agreement shall be considered Confidential Information of each Party and shall be treated accordingly. Notwithstanding the foregoing, each Party acknowledges and agrees that the other may be required to disclose some or all of the information included in this Agreement in order to comply with its obligations under securities laws or the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market, and hereby consents to such disclosure to the extent deemed advisable or appropriate by its respective counsel (but only after consulting with the other to the extent practicable). The Parties may also disclose the existence of this Agreement and terms thereof to their directors, investors, officers, employees, attorneys, accountants and other advisers on a need to know basis and may, upon obtaining a written confidentiality agreement, further disclose the existence and terms of this Agreement to other Third Parties to whom it may be relevant in connection with financings, acquisitions and similar transactions to the extent such Third Parties are under confidentiality obligations at least as restrictive as those set forth herein.

19

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

SECTION 6. INDEMNIFICATION; LIMITATION OF LIABILITY

6.1          Indemnification by Licensee. Licensee shall defend, indemnify and hold harmless Licensor and its Affiliates and each of their respective officers, directors, shareholders, employees, successors and assigns (“Licensor Indemnitees”) from and against all claims, allegations, suits, actions or proceedings asserted against any Licensor Indemnitee by any Third Parties, whether governmental or private (“Third Party Claims”), and all associated Losses, to the extent arising out of or resulting from: (a) the performance or failure to perform by Licensee (or any of its Affiliates, sublicensees, subcontractors or agents) any of its obligations under this Agreement; (b) a material breach by Licensee or any of its Affiliates, sublicensees, subcontractors or agents of any of Licensee’s representations, warranties, covenants or agreements under this Agreement; (c) the Development or Commercialization of the Product (including, without limitation any product liability claims relating thereto); or (d) violation of Applicable Law by any Licensee Indemnitee; provided, however, that in all cases referred to in this Section 6.1, Licensee shall not be liable to indemnify Licensor for any Losses of Licensor to the extent that such Losses of Licensor were caused by (i) the gross negligence or willful misconduct or intentional wrongdoing of Licensor or any of its Affiliates, subcontractors or agents, (ii) any breach by Licensor or any of its Affiliates, subcontractors or agents of Licensor’s representations, warranties, covenants or agreements under this Agreement, or (iii) matters for which Licensor has an obligation to indemnify any Licensee Indemnitee pursuant to Section 6.2.

6.2          Indemnification by Licensor. Licensor shall defend, indemnify and hold harmless Licensee and its Affiliates and each of their respective officers, directors, shareholders, employees, successors and assigns (“Licensee Indemnitees”) from and against all Third Party Claims, and all associated Losses, to the extent arising out of or resulting from: (a) the performance or failure to perform by Licensor (or any its Affiliates, subcontractors or agents) of any of its obligations under this Agreement; (b) a material breach by Licensor or any of its Affiliates, subcontractors or agents of any of its representations, warranties, covenants or agreements under this Agreement; or (c) violation of Applicable Law by any Licensor Indemnitee; provided, however, that in all cases referred to in this Section 6.2, Licensor shall not be liable to indemnify any Licensee Indemnitee for any Losses of such Licensee Indemnitee to the extent that such Losses were caused by (i) the gross negligence or willful misconduct or intentional wrongdoing of Licensee or any of its Affiliates, sublicensees, subcontractors or agents, (ii) any breach by Licensee or any of its Affiliates, sublicensees, subcontractors or agents of Licensee’s representations, warranties, covenants or agreements under this Agreement, or (iii) matters for which Licensee has an obligation to indemnify any Licensor Indemnitee pursuant to Section 6.1; or (iv) with respect to a claim under Section 8.3 by a Third Party, the API.

20

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6.3          Procedure for Indemnification.

6.3.1           Notice. In the case of a Third Party Claim (as contemplated by Sections 6.1 or 6.2) other than a Patent Infringement Claim (which is subject to the procedures set forth in Section 8.3) made by any Person who is not a Party of this Agreement (or an Affiliate thereof) as to which a Party (the “Indemnitor”) may be obligated to provide indemnification pursuant to this Agreement, such Party seeking indemnification hereunder (“Indemnitee”) will notify the Indemnitor in writing of the Third Party Claim (and specifying in reasonable detail the factual basis for the Third Party Claim and to the extent known, the amount of the Third Party Claim) reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnitor shall have been actually materially prejudiced as a result of such failure.

6.3.2           Defense of Claim. If a Third Party Claim is made against an Indemnitee, the Indemnitor will be entitled, within thirty (30) days after receipt of written notice from the Indemnitee of the commencement or assertion of any such Third Party Claim, to assume the defense thereof by providing written notice to Indemnitee of its intention to assume the defense of such Third Party Claims within such thirty (30) day period (at the expense of the Indemnitor) with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee for so long as the Indemnitor is conducting a good faith and diligent defense. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if under applicable standards of professional conduct a conflict of interest exists between the Indemnitor and the Indemnitee in respect of such claim, such Indemnitee shall have the right to employ separate counsel to represent such Indemnitee with respect to the matters as to which a conflict of interest exists and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnitor; provided, further, that the Indemnitor shall only be responsible for the reasonable fees and expenses of one separate counsel for such Indemnitee. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitor will promptly supply to the Indemnitee copies of all material correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee reasonably informed of developments relating to or in connection with such Third Party Claim, as may be reasonably requested by the Indemnitee (including, without limitation, providing to the Indemnitee on reasonable request updates and summaries as to the status thereof). If the Indemnitor chooses to defend a Third Party Claim, all Indemnitees shall reasonably cooperate with the Indemnitor in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnitor). If the Indemnitor does not elect to assume control by written acknowledgement of the defense of any Third Party Claim within the thirty (30) day period set forth above, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnitor, the Indemnitee shall have the right, at the expense of the Indemnitor, after five (5) Business Days’ written notice to the Indemnitor of its intent to do so, to undertake the defense of the Third Party Claim for the account of the Indemnitor (with counsel selected by the Indemnitee), and to compromise or settle such Third Party Claim, exercising reasonable business judgment.

21

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6.3.3           Settlement of Claims. In no event may the Indemnitor compromise or settle any Third Party Claim in a manner which admits fault or negligence on the part of the Indemnitee without the prior written consent of the Indemnitee. Without limiting the foregoing, if the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnitor may recommend that by its terms obligates the Indemnitor to pay the full amount of Losses (whether through settlement or otherwise) in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all Losses in connection with such Third Party Claim; provided, however, that, without the Indemnitee’s prior written consent, the Indemnitor shall not consent to any settlement, compromise or discharge (including, without limitation, the consent to entry of any judgment), that provides for injunctive or other nonmonetary relief affecting the Indemnitee.

6.3.4           Assumption of Defense. Notwithstanding anything to the contrary contained herein, an Indemnitee shall be entitled to assume the defense of any Third Party Claim, at its own expense, with respect to the Indemnitee upon written notice to the Indemnitor pursuant to this Section 6.3.4, in which case, the Indemnitor shall be relieved of liability under Section 6.1 or 6.2, as applicable, solely for such Third Party Claim and related Losses.

6.4          Insurance. During the Term and for a period of five (5) years after the termination or expiration of this Agreement, each Party shall obtain and/or maintain, respectively, at its sole cost and expense, comprehensive general liability insurance, products liability insurance and clinical trials insurance (including any self-insured arrangements), each in amounts, respectively, which are reasonable and customary in the U.S. pharmaceutical industry for companies of comparable size and activities at the respective place of business of each Party but in no event less than [**] Dollars ($[**]) per occurrence and [**] Dollars ($[**]) annual aggregate. Each Party shall also maintain any mandatory insurance, including but not limited to workers compensation coverage, in accordance with all Applicable Law. All insurance policies reflecting such insurance shall be written on a “per occurrence” or “claims made” basis with an insurance company rated at least A-3 by Best’s rating guide. Licensor and its designees who have an insurable interest shall be added as an additional insured on the Licensee’s product liability insurance policy. Each such insurance policy shall provide for at least thirty (30) calendar days prior written notice to Licensor of the cancellation or any substantial modification of the terms of coverage. Such product liability insurance (or self-insured arrangements) shall insure against all liability, including without limitation personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution, or marketing of the Product. Each Party also agrees to waive, and will require its insurers to waive, all rights of subrogation against the other Party, and its directors, officers, employees, and agents on all the foregoing coverages. Each Party shall provide written proof of the existence of such insurance to the other Party upon written request.

22

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6.5          Limitation of Liability. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR A BREACH OR ALLEGED BREACH OF THIS AGREEMENT. THE FOREGOING SENTENCE SHALL NOT (A) APPLY IN CASES OF A PARTY’S FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, (B) NOT LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY THE OTHER PARTY FROM AND AGAINST THIRD PARTY CLAIMS UNDER THIS SECTION 6.5, OR (C) LIMIT THE DAMAGES AVAILABLE TO A PARTY FOR THE OTHER PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 5.

SECTION 7. TERM AND TERMINATION

7.1          Term. This Agreement shall commence as of the Effective Date and, shall continue until terminated in accordance with Section 7.2 (the “Term”).

7.2          Termination. In addition to any other provision of this Agreement expressly providing for termination of this Agreement:

7.2.1           Licensor may, in its sole discretion, terminate this Agreement immediately upon written notice if:

(a) Licensee fails to make any payments required under this Agreement when due and Licensee does not make the required payments within thirty (30) days of receiving notice from Licensor;

(b) if Licensee fails to commercialize the Product in at least one Major Market by January 1, 2020;

(c) if Licensee pays to Licensor not more than the minimum royalty payment due to Licensor for any thirty (30) consecutive months, from the date of first commercial sale, in accordance with Section 3.4;

(d) if Licensee fails a primary endpoint of its current Phase III Studies (CTH-300 and CTH-301) and either (i) fails to start another Phase III study within six (6) months after such failed primary endpoint or (ii) fails a primary endpoint of any subsequent Phase III Study;

23

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(e) if Section 8.4 has been violated; or

(f) no further royalty payments are due and payable to Licensor pursuant to Section 3.3.

7.2.2           Licensee may, in its sole discretion, terminate this Agreement:

(a) if Licensor fails to use commercially reasonable efforts to enforce or conduct an action to defend the Licensed Patents on behalf of Licensee in response to a Patent Infringement Claim within ninety (90) days of receipt of written notification from Licensee of its desire that Licensor pursue such action;

(b) following written notice that the Licensor is in material breach of the Agreement, if the Licensor fails to remedy same within ninety (90) days of receipt of the written notice describing the breach and requiring it to be so remedied;

(c) at any time after June 30, 2017, but prior to Commercialization of the initial Product, upon ninety (90) days prior written notice to Licensor, if Licensee has abandoned further Development of the Product in all jurisdictions and has publicly announced abandonment of the Product; or

(d) at any time after December 31, 2024, the Licensee may terminate this Agreement for any reason upon one hundred and eighty (180) days prior written notice to Licensor,

7.2.3           At any time during the Term of this Agreement, if Licensee can establish that a Material Decline (as defined in Section 3.3.3) has occurred in a jurisdiction or jurisdictions in the Territory as a result of the Licensor licensing to a Third Party any Licensed Patents to Develop or Commercialize the API either alone or in combination with another active agent, for any human use, solely with respect to such jurisdiction or jurisdictions in the Territory, the Licensee may terminate this Agreement with respect to the jurisdiction or jurisdictions in the Territory which have suffered a Material Decline, upon thirty (30) days prior written notice to Licensor.

7.2.4           Either Party may terminate this Agreement: (a) immediately upon written notice upon the occurrence of a Bankruptcy Event with respect to the other Party; or (b) if the other Party commits any material misrepresentation or breach of any of its covenants, obligations, representations or warranties under this Agreement to which such action to terminate applies and, in the case of a breach which is capable of remedy, such Party fails to remedy the same within ninety (90) days after receipt of a written notice describing the breach and requiring it to be so remedied.

24

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

7.2.5           This Agreement may be terminated by the non-breaching Party upon written notice to the other Party, if the other Party has violated the exclusivity provisions set forth in its obligations under Section 2 or the confidentiality provisions set forth in Section 5 and fails to remedy same within thirty (30) days of receipt of a written notice describing the breach and requiring it to be so remedied.

7.3          No Waiver. The right of Licensee or Licensor to terminate this Agreement, as herein above provided, shall not be affected in any way by Licensee’s or Licensor’s respective waiver or failure to take action with respect to any prior default or breach.

7.4          Effects of Termination.

7.4.1           Effect of Termination Generally. On the expiration or earlier termination of this Agreement for any reason, except as otherwise expressly provided herein, all rights and obligations of each Party hereunder shall cease.

7.4.2           Milestone Payments; Disposition and Transfer of Inventory upon Termination; Royalties Due Thereon Not Affected By Termination. Subject to Section 7.4.3, on the termination of this Agreement: (a) Licensee shall pay to Licensor all milestones as set forth in Section 3.1.1, to the extent not already paid to Licensor; (b) all unpaid royalty payments payable to Licensor pursuant to Section 3.3 for Product sold as of the Effective Date of termination shall remain due and payable as scheduled; and (c) Licensee shall pay to Licensor a royalty, in the same amount and calculated in accordance with the terms set forth in Section 3.3 and subject to all of the provisions of Section 3.4 through Section 3.11 inclusive, on each sale of remaining inventory of Product by Licensee (or any Affiliate, successor, sublicensee, subcontractor or agent of Licensee or sublicensee) when and as such Product is sold.

7.4.3           Milestone Payments; Disposition and Transfer of Inventory upon Termination; Royalties Due Thereon Affected By Termination.         On the termination of this Agreement by Licensor pursuant to Section 7.2.1(d) or Licensee pursuant to Section 7.2.2(a) to Section 7.2.2(d), Licensee shall have no further obligation to pay to Licensor any milestone payments as set forth in Section 3.1, to the extent not already paid or due to Licensor.

7.4.4           Accrued Rights. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any right which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration including damages arising from any breach under this Agreement. Termination, relinquishment or expiration of this Agreement shall not relieve either Party from any obligation which is expressly or by implication intended to survive such termination, relinquishment or expiration of this Agreement and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after, such termination, relinquishment or expiration. Remedies for breaches under this Agreement shall also survive any termination, relinquishment or expiration of this Agreement.

25

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

7.4.5           Survival. The following Sections of this Agreement, as well as any other provisions in this Agreement which specifically state they will survive termination or expiration of this Agreement, shall survive termination of this Agreement for any reason: Section 1, Section 2 (provided that the license granted in Section 2.1 shall be non-exclusive and all such sections shall survive for the sole purpose of selling out remaining inventory of Product), Section 3.1 and Section 3.2 (with respect to earned and unpaid milestone payments), Section 3.3 and Section 3.4 (with respect to earned and unpaid royalty payments), Sections 3.5 through Section 3.11 inclusive (with respect to milestone and royalty payments due prior to and earned and unpaid accrued milestone and royalty payments owed after such termination or expiration), Sections 4.4, 5, 6, 7.3, 7.4, 8 (with respect to pending claims thereunder), and Section 9.

7.4.6           Return of Confidential Information. Within thirty (30) days of any expiration or termination of this Agreement: (a) Licensee shall deliver to Licensor, upon written request, all Confidential Information of Licensor, except for any documents or records that Licensee is required to retain by Applicable Law; and (b) Licensor shall cease to use and shall deliver to Licensee, upon written request, all Confidential Information of Licensee except for any documents or records that Licensor is required to retain by Applicable Law.

SECTION 8. INTELLECTUAL PROPERTY

8.1          Patent Prosecution and Maintenance.

8.1.1           Licensor shall be responsible for the preparation, filing, prosecution and maintenance of the Licensed Patents. The cost of such preparation, filing, prosecution and maintenance of the Licensed Patents shall be borne by Licensor.

8.1.2           Licensee shall have the option, but not the obligation, of leading the preparation, filing, prosecution and maintenance of any and all patents or patent applications which claim the API or its use which, if granted in the United States, would satisfy the requirements for listing in the Orange Book for the Product Developed or Commercialized by the Licensee under this Agreement (“Product Patents”). The Parties will work together to prosecute such Product Patents. The cost of such preparation, filing, prosecution and maintenance of any such Product Patents shall be borne by Licensee.

26

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.1.3           In the event that Licensor desires to abandon or cease prosecution or maintenance of any Licensor Patent in any country in the Territory, Licensor shall provide reasonable prior written notice to Licensee of such intention to abandon (which notice shall, to the extent possible, be given no later than sixty (60) days prior to the next deadline for any action that must be taken with respect to any such Licensor Patent in the relevant patent office). In such case, upon Licensee’s written election provided no later than thirty (30) days after such notice from Licensor, Licensee shall have the right to assume prosecution and maintenance of such Licensor Patent at Licensee’s expense. If Licensee does not provide such election within thirty (30) days after such notice from Licensor, Licensor may, in its sole discretion, continue prosecution and maintenance of such Licensor Patent or discontinue prosecution and maintenance of such Licensor Patent.

8.1.4           Cooperation of the Parties. The Parties shall cooperate at the requesting Party’s expense, with respect to the preparation, filing, prosecution and maintenance of any Licensed Patents and Product Patents and in the obtaining and maintenance of any extensions, supplementary protection certificates and the like with respect to any Licensor Patents and Product Patents. Such cooperation includes promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution or maintenance of any such patent applications.

8.2          Infringement by Third Parties.

8.2.1           Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of any Licensed Patent in the Field or Product Patent of which it becomes aware (a “Competitive Infringement”). In any such instance Licensor shall have the sole right, at its option, to bring such alleged or threatened Competitive Infringement to an end and Licensee shall provide reasonable assistance to Licensor in connection therewith, at Licensee’s cost and expense (the costs and expenses of the Licensor in connection therewith, including the investigation and analysis thereof, to be reimbursed to Licensor by Licensee on an as-incurred basis). Licensee shall be entitled to be represented by independent counsel of its own choice and at its own expense. Licensor shall keep Licensee and/or its designated legal counsel reasonably informed as to the progress in connection with the foregoing Competitive Infringement. If Licensor fails to initiate a suit or take other appropriate action that it has the right to initiate or take pursuant to this Section 8.2 with respect to a Competitive Infringement in the Territory within ninety (90) days after becoming aware of the basis for such suit or action, then Licensee may, in its discretion, provide Licensor with written notice requiring Licensor to initiate a suit or take other appropriate action with respect to such Competitive Infringement in the Territory, such suit or other appropriation action to be taken at the sole cost and expense of Licensee. Notwithstanding anything to the contrary contained in this Agreement, Licensor shall have the unilateral right to enter into any settlement without the prior written consent of Licensee with respect to any Competitive Infringement suit or action to the extent such settlement would not adversely affect the Licensee’s rights or benefits with respect to the Development or Commercialization of the Product, in which case, Licensee’s prior written consent shall be required, which consent shall not be unreasonably withheld.

27

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.2.2           If Licensor recovers monetary damages in any enforcement action pursuant to Section 8.2.1, such recovery shall be allocated (i) first to the reimbursement of any unreimbursed expenses incurred by Licensor in such enforcement action, (ii) second to any expenses incurred by Licensee in such enforcement action, and (iii) any remaining amounts shall be allocated to Licensor and Licensee in such proportion so as to compensate each Party for their respective provable losses resulting from the Competitive Infringement.

8.3          Infringement of Third Party Rights. Each Party shall promptly notify the other Party in writing if it becomes aware of any allegation by a Third Party that the activity of either of the Parties or their Affiliates or sublicensee or subcontractor in connection with the Development or Commercialization of any Product infringes the issued patent rights (or would infringe the claims, if issued, of a pending patent application) of any Third Party in the Territory (“Patent Infringement Claims”). The Party, directly or through an Affiliates or sublicensee or subcontractor, alleged to have infringed the patent rights of a Third Party shall have the sole right to defend such alleged infringement. In the event of a litigation in accordance with this Section 8.3, the Party not controlling such litigation shall use its reasonable efforts to cooperate at the controlling Party’s cost and expense (the costs and expenses of the non-controlling Party in connection with such litigation, including the investigation and analysis thereof, to be reimbursed to the non-controlling Party on an as-incurred basis), including: (a) if required for the purposes of any cross claim or counterclaim, the furnishing of a power of attorney to bring suit in the other Party’s name and/or being named as a party in such suit and as necessary, becoming a client of the other Party’s legal counsel and agreeing that such legal counsel will act solely under the instruction of the other Party and will sign a waiver with such legal counsel to that effect and the Party bringing the action shall keep the other Party and/or their designated legal counsel reasonably informed as to the progress of such action; and (b) providing reasonable assistance to the controlling Party in connection therewith (including in connection with investigation and analysis thereof by the non-controlling Party’s legal counsel and advisors). Neither Party shall enter into any settlement of any actual or threatened litigation under this Section 8.3 where the Product is directly named, without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; provided that the Party whose actions have allegedly infringed the issued patents rights of a Third Party shall have the unilateral right to enter into any such settlement without the prior written consent of the other Party to the extent such litigation or threatened litigation involves in any manner such Party’s owned Intellectual Property and such settlement would not be reasonably expected to adversely affect the other Party’s rights or benefits with respect to such Product or its Commercialization of such Product, in which case, the other Party’s prior written consent shall be required which consent shall not be unreasonably withheld.

28

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.4          No Challenges. During the Term: (a) neither Licensee nor any Affiliate thereof shall publicly challenge the validity or enforceability of the Licensed Patents to the extent directly related to the Agreement; and (b) Licensee shall ensure that no sublicensee or subcontractor of Licensee or any Affiliate thereof, or any other Third Parties involved in the Development or Commercialization of the Product (including without limitation, contract manufacturers) shall publicly challenge the validity or enforceability of the Licensed Patents, to the extent directly related to the Agreement, such that, in the case of clause (b), if such challenge was successful, any obligation owed to Licensor under this Agreement would be avoided.

SECTION 9. MISCELLANEOUS

9.1          Independent Contractor. Neither Licensor nor Licensee, together in each case with their respective employees and representatives, are under any circumstances to be considered as employees, partners, joint venturers, agents or representatives of the other by virtue of this Agreement, and neither shall have the authority or power to bind the other or contract in the other’s name.

9.2          Registration and Filing of this Agreement. To the extent, if any, that either Party concludes in good faith that it or the other Party is required to file or register this Agreement or a notification thereof with any Regulatory Authority including, without limitation, the U.S. Securities and Exchange Commission or the U.S. Federal Trade Commission, in accordance with Applicable Law, such Party shall inform the other Party thereof. Should both Parties jointly agree in writing that either of them is required to submit or obtain any such filing, registration or notification, they shall cooperate, each at its own expense, in such filing, registration or notification and shall execute all documents reasonably required in connection therewith. In such filing, registration or notification, the Parties shall request confidential treatment of sensitive provisions of this Agreement, to the extent permitted by Applicable Law. The Parties shall promptly inform each other as to the activities or inquiries of any such Regulatory Authority relating to this Agreement, and shall reasonably cooperate to respond to any request for further information therefrom on a timely basis.

9.3          Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by automatic transmission report) or two (2) Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

29

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

If to Licensee:	Cynapsus Therapeutics Inc.
828 Richmond Street West
Toronto, Ontario
Canada M6J 1C9
Attention: Chief Executive Officer
Telephone: 416-703-2449
Facsimile: 416-703-8752

With a copy to:	Borden Ladner Gervais LLP
40 King Street West, Suite 4200
Toronto, Ontario M5H 3Y4
Attention: Jeffrey Graham
Telephone: 416-367-6174
Facsimile: 416-361-7377

If to Licensor:	MonoSol Rx, LLC
30 Technology Drive
Warren, New Jersey 07059
Attn: Vice President, Business Development
Facsimile No.: 908.561.1209

With a copy to:	Day Pitney LLP
One Jefferson Road
Parsippany, New Jersey 07054
Attention: Thomas A. Zalewski, Esq.
Facsimile No.: 973.966.1015

Either Party may by notice given in accordance with this Section 9.3 to the other Party designate another address or person for receipt of notices hereunder.

9.4          Equitable Remedies. Each Party specifically recognizes that any breach by it of Section 2 or Section 5 may cause irreparable injury to the other Party and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), each Party agrees that in the event of any such breach, the other Party shall be entitled to seek injunctive relief and such other legal and equitable remedies as may be available.

30

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.5          Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Licensor nor Licensee may assign any of its rights or delegate any of its liabilities or obligations hereunder, whether by operation of law, or otherwise, without the prior written consent of the other Party, provided, however, without the prior written consent of the other Party, either Party may assign this Agreement in connection with a Business Combination, unless the assignee of the Licensee is engaged, to a material extent, in manufacturing water-soluble polymer films, compounds, and solutions, in which case the prior written consent of the Licensor would be required. Notwithstanding the above, either Party may assign any of its rights to payments of royalties and any other amounts due under this Agreement to any of its Affiliates or any Third Party. Any assignee shall agree in writing to be bound by all of the obligations of the assigning Party hereunder. Any purported assignment or transfer in violation of this Section 9.5 will be void ab initio and of no force or effect.

9.6          No Implied Waivers; Rights Cumulative. No failure on the part of Licensor or Licensee to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, including the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

9.7          Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

9.8          Amendment. This Agreement may not be amended and no provision hereof may be modified or waived, except by an instrument in writing duly executed by each of the Parties hereto.

9.9          Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document.

9.10        Publicity. The Parties intend to issue a joint press release upon the execution of this Agreement. The Parties shall jointly agree to the language of the joint press release prior to issuance. Parties shall also jointly agree on any future press releases and other public statements disclosing the existence of or relating to this Agreement prior to any such release or disclosure; provided, however, that neither Party shall be prevented from complying with any duty of disclosure it may have pursuant to Applicable Law, including securities laws applicable to a public company.

31

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.11        Expenses. Except as expressly set forth herein, each Party shall bear all fees and expenses incurred by such Party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including attorneys’, accountants’ and other professional fees and expenses.

9.12        Governing Law; Waiver. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without regarding to its conflict of laws principles. Each of Licensor and Licensee hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the non-exclusive jurisdiction of the Federal Courts located in New Jersey. The Parties waive trial by jury in any suit or action brought for the resolution of any dispute under this Agreement.

9.13        Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, between the Parties.

9.14        Third Party Beneficiaries. None of the provisions of this Agreement, express or implied, is intended to be or shall be for the benefit of or enforceable by any Person (including, without limitation, any creditor of either Party hereto) other than Licensee and Licensor and their respective successors and permitted assigns. No such Person shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

9.15        Interpretation and Construction. The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided in this Agreement, the word “including” does not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.” Unless otherwise expressly provided in this Agreement, the terms “shall have responsibility for”, “shall be responsible for” or the like, shall be deemed to be followed by “and shall be obligated to duly carry out such responsibility.”

9.16        Counterparts; Signatures. This Agreement may be executed in multiple counterparts, all of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Signatures provided by facsimile or e-mail transmission shall be deemed to be original signatures.

32

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the Effective Date.

CYNAPSUS THERAPEUTICS INC.

By:	/s/ Anthony Giovinazzo
Name:	Anthony Giovinazzo
Title:	President and Chief Executive Officer

MONOSOL RX, LLC

By:	/s/ Keith Kendall
Name:	Keith Kendall
Title:	Chief Executive Officer

[Signature Page to License Agreement]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [**] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 1.1B

Licensed Patents as of the Effective Date

[**]